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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Teamstaff, Inc. on Form S-4 of our report dated March 2, 2001, related to the financial statements of BrightLane.com, Inc. appearing in the joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such joint Proxy Statement/Prospectus.



Deloitte & Touche LLP

Atlanta, Georgia
May 25, 2001